Exhibit 5.1

201 ST. CHARLES AVENUE NEW ORLEANS, LOUISIANA 70170-5100 504-582-8000 FAX 504-582-8583 www.joneswalker.com

October 15, 2018

Tidewater Inc.

6002 Rogerdale Road, Suite 600

Houston, Texas 77072

Ladies and Gentlemen:

We have acted as counsel to Tidewater Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate 11,987,730 shares of Common Stock of the Company, $0.001 par value per share (the “Common Stock”), to be issued in connection with the Mergers, as defined by that certain Agreement and Plan of Merger, dated as of July 15, 2018, between the Company and GulfMark Offshore, Inc. (the “Merger Agreement”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock, when issued and delivered by the Company in accordance with the Merger Agreement, are duly authorized shares of Common Stock and will be validly issued, fully paid, and non-assessable when: (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (b) the Mergers shall have become effective under the Delaware General Corporation Law and (c) the Company’s books shall reflect the issuance of such share of Common Stock to the person entitled thereto in accordance with the terms of the Merger Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters.” In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

/s/ JONES WALKER LLP
JONES WALKER LLP

ALABAMA ∎ ARIZONA ∎ DISTRICT OF COLUMBIA ∎ FLORIDA ∎ GEORGIA ∎ LOUISIANA ∎ MISSISSIPPI ∎ NEW YORK ∎ TEXAS